                                  Registration No. 333-
_________________________________________________________________
_________________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                     ____________________


                           Form S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933

                     ____________________


         Consolidated Edison Company of New York, Inc.
    (Exact name of Registrant as specified in its charter)

      New York                             13-5009340
(State of incorporation)     (I.R.S. Employer Identification No.)

                         4 Irving Place
                    New York, New York 10003
                (Address, including zip code, of
            Registrant's principal executive offices)

          Consolidated Edison Company of New York, Inc.
                    1996 Stock Option Plan
                   (Full title of the plan)

                     ____________________


     RAYMOND J. McCANN,         or        TRAVIS F. EPES, ESQ.
 Executive Vice President and           Associate General Counsel
   Chief Financial Officer

                         4 Irving Place
                    New York, New York 10003
                         (212) 460-4600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     _____________________

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
Title       Amount     Proposed       Proposed       Amount of
of Each     to be      Maximum        Maximum        Registration
Class of   Registered  Offering       Aggregate        Fee
Securities    (1)       Price         Offering
to be                  Per Unit        Price
Registered               (2)           (2)
_________________________________________________________________

Common Stock
($2.50
par value)  10,000,000   $27.75     $277,500,000      $95,689.66
              shares
_________________________________________________________________
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Registrant's Common Stock as may be offered, issued or issuable as a result of the provisions of the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan relating to the prevention of dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(h) under the Securities
Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on May 21, 1996 for Common Stock ($2.50 par value) of
Consolidated Edison Company of New York, Inc., as reported in the consolidated reporting system.

_________________________________________________________________
_________________________________________________________________

                           PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Consolidated
Edison Company of New York, Inc. ("Con Edison") with the
Securities and Exchange Commission (File No. 1-1217), and are hereby incorporated by reference in this Registration Statement:

    -  Annual Report on Form 10-K for the year ended December 31,
       1995;

    - Definitive proxy statement, dated April 8, 1996, for the annual meeting of stockholders held on May 20, 1996;

    - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

    -  Current Reports on Form 8-K, dated February 29, 1996 and
       April 24, 1996; and

    - Description of Common Stock in Con Edison's registration statement on Form 10 dated May 3, 1935, as updated by Con
       Edison's Current Report on Form 8-K dated June 23, 1992.

     All documents filed by Con Edison pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Peter J. O'Shea, Jr., Esq., Senior Vice President and General Counsel of Con Edison, has given his opinion, which is included as Exhibit 5 to this Registration Statement, as to whether the original issuance securities (i.e., shares of Common Stock of Con Edison covered by this Registration Statement that were previously unissued) will be legally issued, fully paid and non-assessable. Mr. O'Shea is an officer of Con Edison and is eligible to participate in the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan").

Item 6. Indemnification of Directors and Officers.

     Reference is made to Sections 721 to 725 of the Business Corporation Law of the State of New York which provide for indemnification of directors and officers. In addition, pursuant to Section 15 of Con Edison's By-Laws, Con Edison shall indemnify, to the extent not prohibited by any law, any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigation or legislative proceeding (and including an action by or in the right of Con Edison), by reason of the fact that he or she is or was a Trustee or officer of Con Edison against any and all judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred with respect to such action or proceeding or related appeal. As permitted by Section 726 of the Business Corporation Law, Con Edison has insurance (a) to indemnify Con Edison for obligations it incurs for indemnification of its Trustees and officers, and
(b) to indemnify Trustees and officers of Con Edison for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as Trustees or officers for which they are not indemnified by Con Edison. Con Edison has also purchased insurance coverage insuring the Trustees and officers of Con Edison against certain liabilities that could arise in connection with administration of Con Edison's employee benefit plans. No such indemnification or insurance payment shall be made to or on behalf of a Trustee or officer if a judgment or other final adjudication adverse to the Trustee or officer establishes that his acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or controlling persons of Con Edison pursuant to the foregoing provisions, or otherwise, Con Edison has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Con Edison of expenses incurred or paid by a Trustee, officer or controlling person of Con Edison in the successful defense of any action, suit or proceeding) is asserted against Con Edison by such Trustee, officer or controlling person in connection with the securities being registered, Con Edison will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     As permitted by Section 402 of the Business Corporation Law,
Article 10 of Con Edison's Certificate of Incorporation provides:

     "A Trustee of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law. Any repeal or modification of this Article shall not adversely affect any right, immunity or protection of a Trustee of the Company existing or provided hereunder with respect to any act or omission occurring prior to the repeal or modification."

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

4.1   --  Restated Certificate of Incorporation filed with the
          Department of State of the State of New York on December 31, 1984. (Incorporated by reference to
          Exhibit 3(a) in Con Edison's Annual Report on Form 10-K for the year ended December 31, 1989.)

4.2 -- Certificate of Amendment of Restated Certificate of Incorporation filed with the Department of State of the State of New York on May 16, 1988. (Incorporated by reference to Exhibit 3(b) in Con Edison's Annual Report on Form 10-K for the year ended December 31, 1989.)

4.3 -- Certificate of Amendment of Restated Certificate of Incorporation filed with the Department of State of the State of New York on June 2, 1989. (Incorporated by reference to Exhibit 3(c) in Con Edison's Annual Report on Form 10-K for the year ended December 31, 1989.)

4.4 -- Certificate of Amendment of Restated Certificate of Incorporation filed with the Department of State of the State of New York on April 28, 1992. (Incorporated by reference to Exhibit 4(d) in Con Edison's Current Report on Form 8-K, dated April 24, 1992.)

4.5 -- Certificate of Amendment of Restated Certificate of Incorporation filed with the Department of State of the State of New York on August 21, 1992. (Incorporated by reference to Exhibit 4(e) in Con Edison's Current Report on Form 8-K, dated August 20, 1992.)

4.6   --  By-laws of Con Edison, effective as of May 20, 1996.
          (Incorporated by reference to Exhibit 3.2.2 in Con
          Edison's Annual Report on Form 10-K for the year ended December 31, 1995.)

4.7  --   The 1996 Stock Option Plan. (Incorporated by reference
          to Exhibit 10.47 in Con Edison's Annual Report on Form
          10-K for the year ended December 31, 1995.)

5     --  Opinion and consent of Peter J. O'Shea, Jr., Esq.,
          Senior Vice President and General Counsel of Con
          Edison.

23.1  --  Consent of Price Waterhouse LLP.

23.2  --  Consent of Peter J. O'Shea, Jr., Esq., Senior Vice
          President and General Counsel of Con Edison (included as part of Exhibit 5).

24    --  Powers of Attorney.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) See second paragraph of Item 6.


                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 24th day of May, 1996.

                    Consolidated Edison Company of New York, Inc.

                             By       Raymond J. McCann
                                      Raymond J. McCann
                                 Executive Vice President
                                   and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Name                              Title
Eugene R. McGrath*        Chairman of the Board of Trustees,
                          President and Chief Executive Officer
                          and Trustee
                            (Principal Executive Officer)
Raymond J. McCann*      Executive Vice President and Chief
                            Financial Officer and Trustee
                            (Principal Financial Officer)
Joan S. Freilich*         Vice President, Controller and Chief
                            Accounting Officer
                            (Principal Accounting Officer)
E. Virgil Conway*         Trustee
Ellen V. Futter*          Trustee
Sally Hernandez-Pinero*   Trustee
Peter W. Likins*          Trustee
Robert G. Schwartz*       Trustee
Myles V. Whalen, Jr.*     Trustee
_______________
* Raymond J. McCann, pursuant to Powers of Attorney (executed by each of the officers and Trustees listed above, and filed as
   Exhibit 24 hereto), by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each of the officers and Trustees named above and indicated as signing above in the capacities in which the name of each appears above.
                                               Raymond J. McCann
                                               Raymond J. McCann
May 24, 1996
                              - II-6 -

                     INDEX TO EXHIBITS


                                                    SEQUENTIAL
EXHIBIT                                           NUMBER AT WHICH
  NO.                  DESCRIPTION                 EXHIBIT BEGINS

  4.1       Restated Certificate of Incorporation
            filed with the Department of State of
            the State of New York on December 31,
            1984.  (Incorporated by reference to
            Exhibit 3(a) in Con Edison's Annual
            Report on Form 10-K for the year ended
            December 31, 1989.)

  4.2       Certificate of Amendment of Restated
            Certificate of Incorporation filed
            with the Department of State of the
            State of New York on May 16, 1988.
            (Incorporated by reference to Exhibit
            3(b) in Con Edison's Annual Report on
            Form 10-K for the year ended December
            31, 1989.)

  4.3       Certificate of Amendment of Restated
            Certificate of Incorporation filed
            with the Department of State of the
            State of New York on June 2, 1989.
            (Incorporated by reference to Exhibit
            3(c) in Con Edison's Annual Report on
            Form 10-K for the year ended December
            31, 1989.)

  4.4.      Certificate of Amendment of Restated
            Certificate of Incorporation filed
            with the Department of State of the
            State of New York on April 28, 1992.
            (Incorporated by reference to Exhibit
            4(d) in Con Edison's Current Report
            Report on Form 8-K, dated April 24,
            1992.)

  4.5       Certificate of Amendment of Restated
            Certificate of Incorporation filed
            with the Department of State of the
            State of New York on August 21, 1992.
            (Incorporated by reference to Exhibit
            4(e) in Con Edison's Current Report
            on Form 8-K, dated August 20, 1992.)

  4.6       By-laws of Con Edison, effective as
            of May 20, 1996.  (Incorporated by
            reference to Exhibit 3.2.2 in Con
            Edison's Annual Report on Form 10-K
            for the year ended December 31, 1995.)

  4.7 The 1996 Stock Option Plan. (Incorporated by reference to Exhibit 10.47 in Con
            Edison's Annual Report on Form 10-K for
            the year ended December 31, 1995.)

  5         Opinion and consent of Peter J.
            O'Shea, Jr., Esq. Senior Vice
            President and General Counsel of
            Con Edison.

  23.1      Consent of Price Waterhouse LLP.

  23.2      Consent of Peter J. O'Shea, Jr., Esq.,
            Senior Vice President and General
            Counsel of Con Edison (included as
            part of Exhibit 5).

  24        Powers of Attorney.